EXECUTIVE EMPLOYMENT AGREEMENT

                  EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") made as of this 24th day of October, 1997, between Mendocino Brewing Company, Inc., a California corporation, having its principal place of business at 13351 South Highway 101, Hopland, California ("Company"), and H. Michael Laybourn ("Executive").

                              W I T N E S S E T H:

                  WHEREAS, Executive possesses a detailed knowledge of the business and affairs of Company, its policies, methods, personnel and customers; and

                  WHEREAS, Company recognizes Executive's importance to the growth and success of Company and desires to assure Executive's continued contribution and to compensate him in a manner which it has determined will reinforce and encourage his continued attention and dedication; and

                  WHEREAS, Executive is desirous of committing himself to serve Company on the terms herein provided;

                  NOW, THEREFORE, in consideration of the foregoing, and of the respective covenants and agreements of the parties herein contained, the parties hereto hereby agree as follows:

         1.       Employment.

                  (a) Company hereby employs Executive to serve as President of Company, for the period commencing on the date of this Agreement and ending fourteen (14) months from the date of this Agreement, unless such employment is sooner terminated as provided in this Agreement. Company, in its discretion, may extend the term of this Agreement until as late as December 31, 1999 on the same terms and conditions. In the event Executive continues in the full-time employment of Company after the end of such term, such continued employment shall be on a month-to-month basis terminable at any time, with or without cause, by Executive or Company upon 30 days' notice.

                  (b) Executive hereby accepts employment under this Agreement and agrees to devote all his best efforts and his full time and attention exclusively to the business and affairs of Company, all pursuant to the general direction of the Board of Directors of Company (the "Board") and the Chairman of the Board and Chief Executive Officer (the "Chairman and CEO"). During the term of this Agreement, Executive shall perform such duties and responsibilities as may be assigned to him by the Chairman and CEO. Executive shall report directly to the Chairman and CEO. Company shall retain full direction and control of the manner, means and methods by which Executive performs the services for which he is employed hereunder and of the place or places at which such services shall be rendered. Notwithstanding the foregoing, Executive's principal office shall be in the Hopland/Ukiah, California area.

                  (c) Executive shall observe and comply with Company's rules and regulations as provided in any employee policy manual of the Company.

                  (d) Executive acknowledges that this Agreement supersedes any previous employment agreements he may have had with the Company and such previous agreements are deemed terminated as of the date of this Agreement.

         2.       Compensation.

                  (e) Base Salary. Executive shall be paid, for his employment hereunder, a base salary at the annual rate of One Hundred Twenty Thousand Dollars ($120,000) during the term of this Agreement, payable in accordance with the Company's standard payroll practices as in effect from time to time, prorated in any partial year of employment. Executive shall be eligible for a salary increase after the first year of the term of this Agreement, such increase, if any, to be determined by the Company in its sole discretion.

                  (f) No Obligation to Use Services. Even though the Company is obligated to pay Executive the compensation specified in Section 2(a), the Company shall not be obligated to use the Executive's services during the term of this Agreement, and shall not be liable to the Executive in any way for failure to do so in whole or in part. So long as the Company continues to pay Executive the compensation set forth in Section 2(a) and provide the benefits set forth in Section 2(g), Executive shall remain subject to the noncompetition requirements of Section 5. If, at any point during the remaining term of this Agreement, Executive breaches the noncompetition requirements of Section 5(a), Company may immediately terminate making such payments and providing such benefits with no further obligation to Executive.

                  (g) Reimbursements. Executive shall be entitled to reimbursement for reasonable travel and other business expenses incurred in the performance of his duties under this Agreement in accordance with the general policy of Company, as it may change from time to time, provided that Executive provides an itemized account together with supporting receipts for such expenditures in accordance with the requirements set forth in the Internal Revenue Code of 1986, as amended, and related regulations, subject to the right of Company at any time to place reasonable limitations on such expenses thereafter to be incurred or reimbursed.

                  (h) Withholding. Company shall be entitled to withhold from any compensation paid or payable hereunder such amounts on account of payroll taxes, income taxes and other similar matters as are required to be withheld by applicable law.

                  (i) Insurance. Company may, at its discretion, secure at its own expense a "key-man" life insurance policy upon the life of Executive, payable to Company in the event of Executive's death. Executive agrees that any such insurance policy shall be for Company's benefit only, and acknowledges that no person claiming by or through Executive shall have any right to the proceeds of such insurance policy. Executive agrees to execute all documents and

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


take all acts reasonably requested by Company to secure and enjoy the benefits of such insurance policy. The Company shall not terminate any policy of life, disability, health or other insurance on Executive (other than group insurance) without first offering to transfer such policy to Executive; provided, however, that the Company shall have no further obligations under such policy.

                  (j) Vacation. Executive shall be entitled to a number of paid vacation days in each calendar year in accordance with Company policy as in effect from time to time. Such paid time off shall be taken at times which do not interfere with the normal operation of Company's business.

                  (k) Benefit Plans. Subject to any limitations imposed by applicable law, Executive shall be eligible to participate in all Company employee benefit programs, including without limitation, medical and dental coverage, life insurance, profit sharing, retirement, pension and tax-qualified plans, in substantially the same manner and to substantially the same extent as other Company employees. Nothing in this agreement shall preclude Company or any affiliate of Company from terminating or amending any employee benefit plan or program at any time or from time to time.

                  (l) Bonuses. Executive shall be entitled to periodic bonuses in amounts and on such terms as the Company may from time to time determine in its sole discretion.

                  (m) Registration Rights. Executive shall be entitled to registration rights in accordance with the terms of the Registration Rights
Agreement dated as of the date hereof regardless of any termination of Executive's employment. Executive hereby waives any registration rights the Company may previously have granted him.

                  (n)  Benefits  Retained  by  Company.   All  rights,   assets,
opportunities, and other benefits accruing as a result of Executive's performance hereunder shall be deemed the property of Company, including without limitation, accounts, leads, reciprocal actions promised by third parties, and gratuities from vendors, prospective vendors, business associates, and prospective business associates.

         3.       Executive's Business Activities.

                  (o) Executive shall devote his entire professional time, attention and energy exclusively to the performance of his duties and responsibilities for Company and its affiliates. Executive shall not, directly or indirectly, (i) substantially be engaged in or concerned with any other commercial duties or pursuits, (ii) render services to any third party for compensation or other benefit, or (iii) engage in any other business activity; provided, however, that nothing in this Agreement restricts Executive from continuing his existing involvement with trade and community organizations, becoming involved with similar trade and community organizations, or assuming greater leadership responsibilities within such organizations so long as such activities do not materially interfere with the performance of Executive's duties hereunder.

                  (p) Executive agrees that during the term of his employment under this

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


Agreement, he will engage in no business or other activities, directly or indirectly, which are or may be competitive with or which might place him in a competing position to that of Company without obtaining the prior written consent of Company. Nothing in this Agreement restricts Executive from engaging in reasonable consumer education (such as teaching the art of brewing) and trade association or professional activities, provided such activities do not materially interfere with the performance of Executive's duties hereunder. The Company shall be entitled to any honoraria, stipend or other income Executive may receive from such activities provided that the Company pays all of Executive's reasonable expenses in connection with such activities.

         4.   Termination of Employment by Company

                  (q)  For  Cause.   Notwithstanding   anything  herein  to  the
contrary, Company may terminate this Agreement and Executive's employment hereunder at any time, with or without notice, for cause. Termination of this Agreement and Executive's employment hereunder shall be deemed to be "for cause" in the event that Executive (i) violates any provision of this Agreement, (ii) demonstrates bad faith with intent to harm or indifference toward potential harm to the Company, willful misconduct or negligence in the performance of his obligations hereunder, (iii) violates any laws or regulations, including, without limitation, any rules or regulations of the Bureau of Alcohol, Tobacco and Firearms or any state or local beverage control authority or agency other than immaterial violations which are not likely to adversely affect the Company,
(iv) engages in actions constituting misconduct, dishonesty or neglect in the performance of his duties and responsibilities, a refusal to follow directions from the Board or the Chairman, or a dereliction of his duties or responsibilities hereunder, or (v) engages in conduct that, when viewed objectively, is likely to materially adversely affect Company's reputation, including, without limitation, dishonesty, illegal use of drugs or abuse of drugs or alcohol. Upon said termination, Company shall be under no obligation to Executive, except to pay his accrued and unpaid base salary and benefits through the date of termination and vacation pay to the date of said termination.

                  (r) Without Cause. Notwithstanding anything herein to the contrary, Company may terminate this Agreement and Executive's employment hereunder at any time, with or without notice, without cause. Upon any such termination without cause, Executive shall be paid the remaining amount owed under this Agreement on the ordinary payroll schedule to ensure compliance with the requirements of Section 5(a). If, at any point during the remaining term of this Agreement, Executive breaches the non-competition requirements of Section 5(a), among its other remedies Company may immediately terminate making such payments with no further obligation to Executive.

                  (s) Alternative Termination Benefit. If the Company terminates Executive's employment at any time after eight (8) months from the date of this Agreement without following the Grievance Process (as defined below) or, if the Executive has taken the Specific Actions (as defined below) but still has been terminated and not for cause (as defined in Section 4(a) above), then Company shall pay Executive a severance benefit equal to up to six (6) months of Executive's base salary. The amount of such payment shall be reduced by any payments for services Executive receives from other employers during such six-month period. In addition, no such benefit will be payable for any months with respect to which Executive is paid pursuant to

Section 4(b) above. For example, if Executive's employment was terminated without following the Grievance Process and without cause ten (10) months after the date of this Agreement, Executive would receive payments pursuant to Section 4(b) for the four months remaining under the term of this Agreement and after the term of this Agreement has expired, unless the Covenant Period is extended as provided in Section 5(b), Executive would be entitled to two (2) months of base salary as provided in this subsection (c). For purposes of this subsection
(c), the "Grievance Process" shall mean the Company (i) advises Executive in writing of the nature of the Company's dissatisfaction with Executive's performance and the consequences thereof, (ii) meets with the Executive to discuss such matters, (iii) prepares a written summary of the meeting with specific actions Executive is to take to remedy the Company's dissatisfaction (the "Specific Actions"), and (iv) terminates Executive's employment or takes other disciplinary action if Executive fails to take the Specific Actions within the time specified and to the Company's satisfaction. Nothing in this subsection
(c) relating to the Grievance Process or the Specific Actions shall in any way limit the ability of the Company to terminate Executive's employment hereunder, with or without notice, without cause as set forth in Section 4(b) above.

         5.       Non-Competition.

                   (t) Requirements. During the Covenant Period, as defined below, Executive shall not:

                        (i) For material compensation, directly or indirectly engage in the Craft Brewing Business, as defined below, or any part thereof, in the Covenant Area, as defined below, whether as a director, officer, employee, consultant, adviser, independent contractor or otherwise; or

                        (ii) Hold a legal or beneficial interest in any person other than Company which is engaged in the Craft Brewing Business or any part thereof in the Covenant Area, whether such interest is as an owner, investor, partner, creditor (other than as a trade creditor in the ordinary course of business), joint venturer or otherwise; provided, however, that nothing in the foregoing shall prevent the Employee from owning not more than five percent of the outstanding capital stock or other equity interests in any person with shares or other equity interests registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended; or

                        (iii) Solicit, divert or attempt to divert from Company, any subsidiary, partner or parent of Company or any person deriving title to the goodwill of any of the foregoing (an "Affiliate") any business in the Covenant Area, or any customer in the Covenant Area, of any part of the Craft Brewing Business then conducted by Company or any Affiliate.

                  (u)  Definitions.  For purposes of this  Agreement,  "Covenant
Period" shall mean the term of Executive's employment hereunder; provided, however, that this Covenant Period will be extended to December 31, 1999 if either (i) the Company at its election extends this Agreement and pays Executive his base salary through such date, or (ii) Executive during the term hereof sells a majority of his Company shares. For purposes of this Agreement, "Covenant Area" shall mean the California counties listed on Schedule 5(b) hereto, together with any other


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


county or portion of California or any other state or country in which Company, its predecessors and subsidiaries have done business in the past three (3) years. For purposes of this Agreement, "Craft Brewing Business" shall mean the development, brewing, marketing or distribution of premium quality specialty beers, ciders or other brewed alcoholic beverages. Categories of Craft Brewing include, but are not limited to: contract brews, regional craft brews, microbrews, large brewer craft-style brews, and brewpub brews.

         6. Termination of Employment by Executive. After six months from the date hereof, Executive may terminate Executive's employment hereunder, with or without notice. Upon any such termination, Executive shall be paid the remaining amount owed under this Agreement on the ordinary payroll schedule to ensure compliance with the requirements of Section 5(a). If, at any point during the remaining term of this Agreement, Executive breaches the noncompetition requirements of Section 5(a), among its other remedies Company may immediately terminate making such payments with no further obligation to Executive.

         7. Beer Allowance. Upon Executive's termination other than for cause, Executive will be entitled to a post-termination beer allowance of one case per week for five years from the date of termination.

         8. Disability. In the event Executive shall become unable to perform his duties in substantially the manner, and to the extent required hereunder, due to physical or mental illness or disability, from any cause, and such failure to perform said duties shall continue for the period of time required for Executive to be entitled to benefits for total disability available under any long term disability plan that the Company provides to its employees and all applicable federal and state disability benefit programs, then Company may give Executive notice of termination of this Agreement. The termination of this Agreement will become effective upon receipt by Executive of the notice of termination. Executive's salary payable hereunder shall be paid up through the date on which the termination of this Agreement pursuant to this Section 8 becomes effective.

         9. Death of Executive. In the event of the death of Executive during the period of his employment hereunder, Executive's salary payable hereunder shall be paid up through the end of the month in which the date of death occurs, and thereafter Company's obligations hereunder shall cease and this Agreement shall terminate.

         10.      Assignment and Transfer.

                  (v) Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer, or delegation thereof shall be void.

                  (w) This Agreement shall inure to the benefit of, and be enforceable by, any purchaser of substantially all of Company's assets, any corporate successor to Company or any assignee thereof.

         11.  Obligations  Surviving  Expiration  or  Termination.   Executive's
obligations  under


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

Section 5,  Section 13,  Section 14,  Section 15 and Section
16(k) of this Agreement shall survive expiration or termination of this Agreement and termination of employment hereunder for any reason to the extent therein provided. All such obligations shall be binding upon Executive's heirs and personal representatives and shall inure to the benefit of Company's successors and assigns.

         12. No Inconsistent Obligations. Executive represents and warrants that there exist no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with his undertaking employment with Company. Executive will not disclose to Company, or use, or induce Company to use, any proprietary information or trade secrets of others.

         13. Obligations of or to Other Entities. Executive represents and warrants that there exist no obligations or liabilities of or claims against, and that Executive has no obligation of any kind to, any corporation, partnership or other business entity, of which Executive is or was a principal shareholder, partner or principal owner, other than those that have been disclosed in writing to Company.

         14. Non-Solicitation. For a period of one year from and after the termination of his employment hereunder for any reason, Executive shall not, without the prior written consent of Company, directly or indirectly employ, solicit for employment, or advise or recommend to any other person that such other person employ or solicit for employment, any full-time employee of the Company or any of its affiliates during the period of such employment. Neither shall Executive, during the same period, induce or attempt to induce any officer, consultant, full-time or part-time employee, agent or independent contractor to leave the employ of the Company or any of its affiliates or to cease to provide the services then provided to Company or any of its affiliates. Additionally, Executive shall not employ any full-time employee of the Company or any of its affiliates until at least three months after such employee's voluntary, or involuntary but without cause, termination from Company or any of its affiliates.

         15. Existence of Confidential Information. The Company owns and has developed and compiled, and will develop and compile, certain proprietary techniques and confidential information which have great value to its business (referred to in this Agreement collectively as "Confidential Information"). Confidential Information includes not only information disclosed by the Company to Executive, but also information developed or learned by Executive as a direct result of his engagement by the Company under this Agreement. Confidential Information is to be broadly defined, and includes all information which is in fact confidential that has or could have commercial value or other utility in the business in which the Company is engaged or contemplates engaging, and all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Confidential Information by the Company. By example and without limitation, Confidential Information includes any and all confidential information concerning trade secrets, techniques, processes, formulas, marketing plans, business plans, strategies, forecasts, unpublished financial information, budgets, projections, customer and supplier identities, characteristics, and agreements.
Executive shall keep the Company's Confidential Information confidential.

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

         16.      Miscellaneous.

                  (x) Attorneys' Fees. Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to litigation or arbitration to enforce this Agreement, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys fees and costs in such litigation from the party or parties against whom enforcement was sought.

                  (y) Governing Law. This Agreement shall be governed by and construed according to the laws of the State of California without regard to the principles thereof regarding conflict of laws.

                  (z) Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto and supersedes any prior or contemporaneous written or oral agreements between them respecting the subject matter hereof.

                  (aa) Amendment. This Agreement may be amended only by a writing signed by Executive and by Company's Chairman.

                  (bb) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable, or void, the remainder of this Agreement and such term, provision, covenant, or condition as applied to other persons, places and circumstances shall remain in full force and effect.

                  (cc) Construction. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against Company or Executive.

                  (dd) Rights Cumulative. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

                  (ee) Nonwaiver. No failure or neglect of either party hereto to any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of Company, by Company's Chairman.

                  (ff) Remedy for Breach. The parties hereto agree that, in the event of breach or threatened breach of any covenants of Executive, the damage or imminent damage to the value and the goodwill of Company's business are not capable of quantification, and that therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties hereto agree that Company shall be entitled to injunctive relief against Executive in the event of any breach or

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

threatened breach of any of such provisions by Executive, in addition to any other relief available to Company under this Agreement or under law.

                  (gg) Notices. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing, and if and when delivered personally, by facsimile or sent by certified mail, with postage prepaid, to Executive's residence (as noted in Company's records), or to Company's principal executive office, as the case may be.

                  (hh) Assistance in Litigation. Executive shall, during and after termination of employment, upon reasonable notice, furnish such information and proper assistance to Company as may reasonably be required by Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

                  (ii) Arbitration. Any controversy, claim or dispute arising out of or relating to this Agreement or to Executive's employment with the Company, including claims for discrimination, unpaid wages, claims based on common law or statute, either during the existence of the employment relationship or afterwards, between the parties hereto, their assignees, their affiliates, their attorneys, or agents, shall be settled by arbitration.
Arbitration shall be conducted in accordance with the then prevailing labor arbitration rules of the American Arbitration Association (the "AAA"), with the following exceptions if in conflict: (a) one neutral arbitrator shall be selected in accordance with the AAA rules; (b) each party to the arbitration will pay 50% of the expenses and fees of the arbitrators; and (c) arbitration may proceed in the absence of any party if written notice (pursuant to the American Arbitration Association's rules and regulations) of the proceedings has been given to such party. The location of the arbitration shall be in San Francisco, California. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered in any court having jurisdiction thereof as a basis of judgment and of the issuance of execution for its collection. All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity; provided however, that nothing in this subsection shall be construed as precluding the Company or Executive from bringing an action for injunctive relief or other equitable relief. The parties shall keep confidential the existence of the claim, controversy or disputes from third parties (other than arbitrator), and the determination thereof, unless otherwise required by law.

                  (jj) Action by the Company. Whenever this Agreement refers to a decision or action to be taken by the Company, such action shall be taken on behalf of the Company by the Board of Directors, or by a duly authorized person.

                  (kk) Role of Enterprise Law Group. Executive acknowledges that Enterprise Law Group, Inc., counsel to the Company, has not represented Executive in connection with any aspect of this Agreement, and has not undertaken to perform any services on behalf of Executive. Executive has obtained any desire to legal advice from separate counsel of Executive's own choosing or has freely chosen not to do so.

                                        9
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                                       10

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
Agreement on the date set forth above.

EXECUTIVE


/s/ H. Michael Laybourn
-------------------------------
H. Michael Laybourn


MENDOCINO BREWING COMPANY, INC.


By:    /s/ Norman Franks
-------------------------------
Name:  Norman Franks
Title: Chief Financial Officer and Vice President

                                  SCHEDULE 5(b)

Alameda                          Marin                             San Mateo
Alpine                           Mariposa                          Santa Barbara
Amador                           Mendocino                         Santa Clara
Butte                            Merced                            Santa Cruz
Calaveras                        Modoc                             Shasta
Colusa                           Mono                              Sierra
Contra Costa                     Monterey                          Siskiyou
Del Norte                        Napa                              Solano
El Dorado                        Nevada                            Sonoma
Fresno                           Orange                            Stanislaus
Glenn                            Placer                            Sutter
Humboldt                         Plumas                            Tehama
Imperial                         Riverside                         Trinity
Inyo                             Sacramento                        Tulare
Kern                             San Benito                        Tuolumne
Kings                            San Bernardino                    Ventura
Lake                             San Diego                         Yolo
Lassen                           San Francisco                     Yuba
Los Angeles                      San Joaquin
Madera                           San Luis Obispo

                                       12